KPMG LLP





Report of Independent Registered Public
Accounting Firm

To the Board of Trustees of
Federated Adjustable Rate Securities Fund

In planning and performing our audits
of the
financial statements of Federated
 Adjustable
Rate Securities Fund the Fund
as of and for the year ended August 31
2011 in accordance with the standards
of the Public Company Accounting Oversight
Board United States we considered the Funds internal control over financial reporting including controls over safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting Accordingly we express no such opinion

Management of the Fund is responsible
 for establishing and maintaining effective internal control over financial reporting
In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles
A companys internal control over financial
 reporting includes those policies and procedures that 1 pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company 2 provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the company are being made in accordance with authorizations of management and directors of the company and 3 provide reasonable assurance regarding prevention or timely detection of the unauthorized acquisition use or disposition of the companys assets that could have a material
affect on the financial statements

Because of its inherent limitations
 internal control over financial reporting may not prevent or detect misstatements Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board United States However we noted no deficiencies in the Funds internal control over financial reporting and its operation including controls over safeguarding securities that we consider to be a material weakness as defined above as of August 31 2011

This report is intended solely for the information and use of management and the Board of Trustees of Federated
Adjustable Rate Securities Fund and the Securities and
 Exchange Commission and is not intended to be and should not be used by anyone other than those specified parties



Boston Massachusetts
October 24 2011